AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 2001
--------------------------------------------------------------------------------

                                                             FILE NO. 033-84480

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 7
                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        NORTHBROOK LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)


                    ARIZONA                                 36-3001527
         (State or Other Jurisdiction                    (I.R.S. Employer
       of Incorporation or Organization)              Identification Number)

                  3100 SANDERS ROAD, NORTHBROOK, ILLINOIS 60062
                                  847-402-2400
            (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                        NORTHBROOK LIFE INSURANCE COMPANY
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847-402-2400
       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:
 BRUCE A. TEICHNER, ESQ.                    DANIEL J. FITZPATRICK, ESQ.
 ALSTATE LIFE INSURANCE COMPANY             MORGAN STANLEY DW INC.
 3100 SANDERS ROAD, SUITE J5B               TWO WORLD TRADE CENTER, 74TH FLOOR
 NORTHBROOK, ILLINOIS  60062                NEW YORK, NY 10048


Approximate date of commencement of proposed sale to the public: The market value adjustment interests under annuity contracts covered by this registration statement are to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

THE CUSTOM PLUS ANNUITY

NORTHBROOK LIFE INSURANCE COMPANY
P.O. BOX 94040
NORTHBROOK, IL 60062
TELEPHONE NUMBER: 1-800-654-2397                  PROSPECTUS DATED MAY 1, 2001

--------------------------------------------------------------------------------

Northbrook Life Insurance Company ("NORTHBROOK") is offering The Custom Plus Annuity, a group and individual flexible premium deferred annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contracts are available exclusively through Morgan Stanley DW Inc., the principal underwriter for the Contracts.
--------------------------------------------------------------------------------

                   THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                   DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
                   HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS
    IMPORTANT      PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
     NOTICES       FEDERAL CRIME.
                   INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                   INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                                   PROSPECTUS

TABLE OF CONTENTS
-------------------------------------------------------------------

                                                                        PAGE
----------------------------------------------------------------------------
OVERVIEW
----------------------------------------------------------------------------
   Important Terms                                                        3
----------------------------------------------------------------------------
   The Contract At A Glance                                               4
----------------------------------------------------------------------------
   How the Contract Works                                                 5
----------------------------------------------------------------------------
CONTRACT FEATURES
----------------------------------------------------------------------------
   The Contract                                                           6
----------------------------------------------------------------------------
   Purchases and Contract Value                                           7
----------------------------------------------------------------------------
   Guarantee Periods                                                      8
----------------------------------------------------------------------------
   Expenses                                                              10
----------------------------------------------------------------------------
   Access To Your Money                                                  10
----------------------------------------------------------------------------
   Income Payments                                                       11
----------------------------------------------------------------------------
   Death Benefits                                                        12
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                                        PAGE

OTHER INFORMATION
----------------------------------------------------------------------------
   More Information:                                                     13
----------------------------------------------------------------------------
      Northbrook                                                         13
----------------------------------------------------------------------------
      The Contract                                                       13
----------------------------------------------------------------------------
      Qualified Plans                                                    14
----------------------------------------------------------------------------
      Legal Matters                                                      14
----------------------------------------------------------------------------
   Taxes                                                                 14
----------------------------------------------------------------------------
   Experts                                                               17
----------------------------------------------------------------------------
   Annual Reports and Other Documents                                    17
----------------------------------------------------------------------------
APPENDIX A -- MARKET VALUE ADJUSTMENT                                   A-1
----------------------------------------------------------------------------

                            2      PROSPECTUS

IMPORTANT TERMS
-------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlighted text.

                                                                            PAGE
--------------------------------------------------------------------------------
   Accumulation Phase                                                          5
--------------------------------------------------------------------------------
   Annuitant                                                                   6
--------------------------------------------------------------------------------
   Automatic Additions Program                                                 7
--------------------------------------------------------------------------------
   Beneficiary                                                                 6
--------------------------------------------------------------------------------
   Cancellation Period                                                         7
--------------------------------------------------------------------------------
   Cash Surrender Value                                                       12
--------------------------------------------------------------------------------
   *Contract                                                                   6
--------------------------------------------------------------------------------
   Contract Owner ("You")                                                      5
--------------------------------------------------------------------------------
   Contract Value                                                              7
--------------------------------------------------------------------------------
   Due Proof of Death                                                         12
--------------------------------------------------------------------------------
   Guarantee Periods                                                           8
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                            PAGE

   Income Plan                                                                11
--------------------------------------------------------------------------------
   Issue Date                                                                  5
--------------------------------------------------------------------------------
   Market Value Adjustment                                                     9
--------------------------------------------------------------------------------
   Northbrook ("We")                                                          13
--------------------------------------------------------------------------------
   Payout Phase                                                                5
--------------------------------------------------------------------------------
   Payout Start Date                                                          11
--------------------------------------------------------------------------------
   Preferred Withdrawal Amount                                                 9
--------------------------------------------------------------------------------
   Qualified Contracts                                                        15
--------------------------------------------------------------------------------
   SEC                                                                        17
--------------------------------------------------------------------------------
   Systematic Withdrawal Program                                              10
--------------------------------------------------------------------------------

*In certain states, the Contract is only available as a group Contract. In these states, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                            3      PROSPECTUS

THE CONTRACT AT A GLANCE
-------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS                           You can purchase a Contract with as little as $1,000 (we may increase the minimum to $4,000 in the future, other than for
                                            "QUALIFIED CONTRACTS", which are Contracts issued with
                                            qualified plans). You can add to your Contract as often and as much as you like, but each payment must be at least
                                            $1,000. You must maintain a minimum Contract Value of
                                            $1,000.
--------------------------------------------------------------------------------------------------------
RETURN PRIVILEGE                            You may cancel your Contract within 20 days of receipt or
                                            any longer period your state may require ("CANCELLATION
                                            PERIOD") and receive a full refund of your purchase
                                            payments.
--------------------------------------------------------------------------------------------------------

EXPENSES                                    You will bear the following expenses:
                                            -  Withdrawal charge of 6% on amounts withdrawn (with
                                               exceptions)
                                            -  State premium tax (if your state imposes one)
--------------------------------------------------------------------------------------------------------
GUARANTEED INTEREST                         The Contract offers fixed interest rates that we guarantee for specified periods we call "GUARANTEE PERIODS". To find out what the current rates are on the Guarantee Periods,
                                            call us at 1-800-654-2397.
--------------------------------------------------------------------------------------------------------

SPECIAL SERVICES                            For your convenience, we offer these special services:
                                            -  AUTOMATIC ADDITIONS PROGRAM;
                                            -  SYSTEMATIC WITHDRAWAL PROGRAM.
--------------------------------------------------------------------------------------------------------

INCOME PAYMENTS                             The Contract offers three income payment plans:
                                            -  life income with or without guaranteed payments;
                                            -  a joint and survivor life income with or without
                                               guaranteed payments; or
                                            -  guaranteed payments for a specified period (5-30 years)
--------------------------------------------------------------------------------------------------------
DEATH BENEFITS                              If you or the ANNUITANT dies before the PAYOUT START DATE, we will pay the death benefit described in the Contract.
--------------------------------------------------------------------------------------------------------
WITHDRAWALS                                 You may withdraw some or all of your Contract value
                                            ("CONTRACT VALUE") at any time prior to the Payout Start
                                            Date. If you withdraw Contract Value from a Guarantee Period before its maturity, a withdrawal charge, MARKET VALUE
                                            ADJUSTMENT, and taxes (including a 10% penalty tax for
                                            withdrawals before age 59 1/2) may apply.

                            4      PROSPECTUS

HOW THE CONTRACT WORKS
-------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in the Contract and pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the "Payout Start Date", which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to one or more Guarantee Periods that earn a fixed rate of interest that we declare periodically.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 11. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last income payment required by the Income Plan you select. During the Payout Phase, we guarantee the amount of your payments, which will remain fixed. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

         ISSUE           ACCUMULATION PHASE       PAYOUT START      PAYOUT
          DATE                                        DATE          PHASE
  ------------------------------------------------------------------------------------------------------------
  You buy               You save for          You elect to receive  You can receive       Or you can
  a Contract            retirement            income                income payments       receive income
                                              payments or receive   for a set period      payments for life
                                              a lump sum payment

As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner or if none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. SEE "THE CONTRACT." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if there is none, to your Beneficiary. SEE "Death Benefits."

Please call us at 1-800-654-2397 if you have any question about how the Contract works.

                            5      PROSPECTUS

THE CONTRACT
-------------------------------------------------------------------

CONTRACT OWNER
The Custom Plus Annuity is a contract between you, the Contract owner, and Northbrook, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

- the amount and timing of your purchase payments and withdrawals;

- the programs you want to use to invest or withdraw money;

- the income payment plan you want to use to receive retirement income;

- the Annuitant (either yourself or someone else) on whose life the income payments will be based;

- the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract owner dies; and

- any other rights that the Contract provides.

If you die, any surviving Contract owner or, if none, the Beneficiary, may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 80 as of the date we receive the signed application.

You can use the Contract with or without a qualified plan. A qualified plan is a retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page 14.

ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for specified periods). You initially designate an Annuitant in your application. The Contract owner (youngest Contract owner if there is more than one) will be the Annuitant unless you name a different Annuitant. The Annuitant must be a natural person. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 80 as of the date we receive the signed application.

You may change the Annuitant at any time prior to the Payout Start Date (only Contract owners that are natural persons or grantor trusts have this option). Once we receive your change request, any change will be effective at the time you sign the written notice. We are not liable for any payment we make or other action we take before receiving any written request from you. You also may designate a joint Annuitant, who is a second person on whose life income payments depend.

BENEFICIARY
The Beneficiaries are the persons who may elect to receive the death benefit or become the new Contract owner if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiaries will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. If the Contract owner is a natural person, we will determine the Beneficiary from the most recent request of the Contract owner.

If the Contract owner is a grantor trust, then the Beneficiary will be that same trust. If the Contract owner is a non-natural person other than a grantor trust, the Contract owner is also the Beneficiary, unless a different Beneficiary is named.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

- your spouse or, if he or she is no longer alive,

- your surviving children equally, or if you have no surviving children,

- your estate.

If more than one Beneficiary survives you (the Annuitant if the Contract owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT
Only a Northbrook officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

                            6      PROSPECTUS

ASSIGNMENT
You may assign an interest in your Contract. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until you sign it and file it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES AND CONTRACT VALUE
-------------------------------------------------------------------

MINIMUM PURCHASE PAYMENT
Your initial purchase payment must be at least $1,000. We may increase the minimum to $4,000 in our sole discretion. (The higher minimum would not apply to Qualified Contracts). Each subsequent purchase payment must be at least $1,000. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount and number of purchase payments we will accept. We also reserve the right to reject any application in our sole discretion.

AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments by automatically transferring money from your bank account or your Morgan Stanley Dean Witter Active Assets(TM) Account. Please call or write us for an enrollment form.

ALLOCATION OF PURCHASE PAYMENTS
For each purchase payment, you must select a Guarantee Period. A Guarantee Period is a period of years during which you will earn a guaranteed interest rate on your money. You must allocate at least $1,000 to any one Guarantee Period at the time you make your purchase payment or select a renewal Guarantee Period.

We will apply your purchase payment to the Guarantee Period you select within 7 days of the receipt of the payment and required information.

RETURN PRIVILEGE
You may cancel your Contract within the Cancellation Period, which is 20 days after receipt of your Contract or any longer period your state may require. You may return it by delivering it or mailing it to us. If you exercise this right to cancel, the Contract terminates and we will pay you the full amount of your purchase payments or any greater amount your state may require.

CONTRACT VALUE
Your Contract Value at any time during the Accumulation Phase is equal to the purchase payments you have invested in the Guarantee Periods, plus earnings thereon, and less any amounts previously withdrawn.

                            7      PROSPECTUS

GUARANTEE PERIODS
-------------------------------------------------------------------

Each payment allocated to a Guarantee Period earns interest at a specified rate that we guarantee. Guarantee Periods may range from 1 to 10 years. You must select a Guarantee Period for each purchase payment.

Amounts allocated to Guarantee Periods become part of our general account, which supports our insurance and annuity obligations. The general account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the general account, subject to applicable law. Any money you allocate to a Guarantee Period does not entitle you to share in the investment experience of the general account.

You must allocate at least $1,000 to a Guarantee Period at the time you make a purchase payment or select a renewal Guarantee Period.

INTEREST RATES
We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, sales commissions and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your Morgan Stanley Dean Witter Financial Advisor or Northbrook at 1-800-654-2397.

HOW WE CREDIT INTEREST
We will credit interest to your initial purchase payment from the Issue Date. We will credit interest to your additional purchase payments from the date we receive them. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment would grow, given an assumed Guarantee Period and annual interest rate:

Purchase Payment               $10,000
Guarantee Period               5 years
Annual Interest Rate             4.50%

                                                                                  END OF CONTRACT YEAR
                                                             --------------------------------------------------------------
                                                               YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5
---------------------------------------------------------------------------------------------------------------------------
Beginning Contract Value                                     $10,000.00
X (1 + Annual Interest Rate)                                    X 1.045
                                                             ----------
                                                             $10,450.00
Contract Value at end of Contract Year                                    $10,450.00
X (1 + Annual Interest Rate)                                                 X 1.045
                                                                          ----------
                                                                          $10,920.25
Contract Value at end of Contract Year                                                 $10,920.25
X (1 + Annual Interest Rate)                                                              X 1.045
                                                                                       ----------
                                                                                       $11,411.66
Contract Value at end of Contract Year                                                              $11,411.66
X (1 + Annual Interest Rate)                                                                           X 1.045
                                                                                                    ----------
                                                                                                    $11,925.19
Contract Value at end of Contract Year                                                                           $11,925.19
X (1 + Annual Interest Rate)                                                                                        X 1.045
                                                                                                                 ----------
                                                                                                                 $12,461.82
Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82 - $10,000)
---------------------------------------------------------------------------------------------------------------------------

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above.

                            8      PROSPECTUS

RENEWALS
Prior to the end of each Guarantee Period, we will mail you a notice listing your renewal and withdrawal options. During the 30-day period after the end of the Guarantee Period, you may:

1. Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expired Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2. Instruct us to apply your money to one or more new Guarantee Periods that may be available. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3. Withdraw all or a portion of your money from the expired Guarantee Period without incurring a withdrawal charge or a Market Value Adjustment. In this case, the amount withdrawn will be deemed to have been renewed at the shortest Guarantee Period then being offered with current interest credited from the date the Guarantee Period expired. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT
All withdrawals from a Guarantee Period, other than those taken within the first 30 days of a renewal Guarantee Period are subject to a Market Value Adjustment. A Market Value Adjustment also may apply upon payment of a death benefit and when you apply your Contract Value to an Income Plan (other than during the 30 day period described above).

We will not apply the Market Value Adjustment to withdrawals you make:

- to satisfy IRS minimum distribution rules for this Contract; or

- within the PREFERRED WITHDRAWAL AMOUNT, described under "Expenses" on page 10.

We apply the Market Value Adjustment to reflect changes in interest rates from the time the amount being withdrawn was allocated to a Guarantee Period to the time you withdraw it. We calculate the Market Value Adjustment by comparing the interest rate for the Guarantee Period at its inception to the interest rate for a period equal to the time remaining in the Guarantee Period when you remove your money, as determined under the Contract.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly from the time you make a purchase payment, the Market Value Adjustment, withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payments plus interest earned under your Contract. However, we guarantee that the amount received upon surrender (prior to any withholding and before deduction for any applicable premium taxes) will be at least equal to the purchase payments less any prior partial withdrawals.

Generally, if the annual interest rate for the Guarantee Period is lower than the applicable current annual interest rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you. Conversely, if the annual interest rate for the Guarantee Period is higher than the applicable current annual interest rate, then the Market Value Adjustment will result in a higher amount payable to you.

For example, assume that you purchase a Contract and select an initial Guarantee Period of 5 years that has an annual interest rate of 4.50%. Assume that at the end of 3 years, you make a partial withdrawal, in excess of the Preferred Withdrawal Amount. If, at that later time, the current interest rate for a 2 year Guarantee Period is 4.00%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current interest rate for the 2 year Guarantee Period is 5.00%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

                            9      PROSPECTUS

EXPENSES
-------------------------------------------------------------------

As a Contract owner, you will bear the charges and expenses described below.

WITHDRAWAL CHARGE
We may assess a withdrawal charge equal to 6% of all amounts withdrawn or surrendered. However, each year you may withdraw up to 10% of the funds initially allocated to the Guarantee Period from which you are making the withdrawal without paying a withdrawal charge. We measure each year from the commencement of the relevant Guarantee Period. Unused portions of this 10% "Preferred Withdrawal Amount" are not carried forward to future years or other Guarantee Periods. We will deduct withdrawal charges, if applicable, from the amount paid unless you instruct otherwise.

We also do not apply a withdrawal charge in the following situations:

- on the Payout Start Date;

- the death of the Contract owner or the Annuitant;

- withdrawals taken to satisfy IRS minimum distribution rules for the Contract;
  or

- withdrawals from a renewal Guarantee Period made within the first 30 days of such Period.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals

PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. We may some time in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from the total Contract Value, prior to applying your money to an Income Plan.

ACCESS TO YOUR MONEY
-------------------------------------------------------------------

You can withdraw some or all of your money at any time prior to the Payout Start Date. You may not make any withdrawals or surrender your Contract once the Payout Phase has begun.

You must specify the Guarantee Period from which you would like to withdraw your money. If the amount you withdraw reduces the amount invested in any Guarantee Period to less than $1,000, we will treat the withdrawal request as a request to withdraw the entire amount in that Guarantee Period.

The amount you receive may be reduced by a withdrawal charge, income tax withholding, 10% tax penalty, and any applicable premium taxes. The amount you receive may be increased or reduced by a Market Value Adjustment. We may defer payment of withdrawals for up to 6 months from the date we receive your withdrawal request.

If you request a total withdrawal we may require you to return your Contract to us.

SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $100. We will deposit systematic withdrawal payments into the Contract owner's bank account or Morgan Stanley Dean Witter Active Assets(TM) Account. Please consult with your Morgan Stanley Dean Witter Financial Advisor for details.

Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

RETURN OF PURCHASE PAYMENTS GUARANTEE
When you withdraw your money, a withdrawal charge and a Market Value Adjustment may apply. However, if you decide to surrender your Contract, we guarantee that the "Cash Surrender Value of your contract," which is the Contract Value, adjusted by any Market Value Adjustment, less withdrawal charges and premium taxes will never be less than the sum of your initial and any subsequent purchase

                            10     PROSPECTUS
payments, less amounts previously withdrawn (prior to withholding and the deduction of any applicable taxes). Premium taxes and income tax withheld may reduce the amount you receive on surrender to less than the sum of your initial and any subsequent purchase payments. This guarantee does not apply to earnings on purchase payments. The renewal of a Guarantee Period does not in any way change this guarantee.

MINIMUM CONTRACT VALUE
If a withdrawal would reduce your Contract Value to less than $1,000, we will treat the request as a request to withdraw the entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If you surrender your Contract, we will pay you its Contract Value adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges and taxes.

INCOME PAYMENTS
-------------------------------------------------------------------

PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value, adjusted by the Market Value Adjustment, less any applicable taxes, to an Income Plan. The Payout Start Date must be:

- at least 30 days after the Issue Date; and

- no later than the Annuitant's 90th birthday, or the 10th Contract anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use Payout Start Date stated in your Contract.

INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designated. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals or change your choice of Income Plan.

The three Income Plans available under the Contract are:

INCOME PLAN 1 -- LIFE INCOME WITH OR WITHOUT GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 -- JOINT AND SURVIVOR LIFE INCOME WITH OR WITHOUT GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 -- GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the life of the Annuitant.

You may elect to receive guaranteed payments under each of the above Income Plans for periods ranging from 5-30 years.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amount of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

We may make other Income Plans available, including ones that you and we agree upon. You may obtain information about them by writing or calling us. Income Plans may vary from state to state.

                            11     PROSPECTUS

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and we may require proof that the Annuitant or joint Annuitant is still alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes, to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is not enough to provide an initial payment of at least $20, and state law permits, we may:

- terminate your Contract and pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

- we may reduce the frequency of your payments so that each payment will be at least $20.

INCOME PAYMENTS
We guarantee income payment amounts for the duration of the Income Plan. We calculate income payments by:

1. adjusting the value of your Contract on the Payout Start Date by any applicable Market Value Adjustment;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to six months or such shorter time state law may require. If we defer such payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex, to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

DEATH BENEFITS
-------------------------------------------------------------------

We will pay a death benefit if, prior to the Payout Start Date:

1. the Contract owner dies; or

2. the Annuitant dies.

We will pay the death benefit to the new Contract owner as determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary.

DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the death benefit is equal to the greater of:
(1) the Contract Value, and (2) the "CASH SURRENDER VALUE," which is the Contract Value, adjusted by any Market Value Adjustment, less withdrawal charges and taxes. We will calculate the value of the death benefit as of the date we receive a complete request for payment of the death benefit.

A claim for a distribution on death must include Due Proof of Death. We will accept the following documentation as "DUE PROOF OF DEATH":

- a certified copy of a death certificate;

- a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

- any other proof acceptable to us.

DEATH BENEFIT OPTIONS
Upon death of the Contract owner, the new Contract owner generally has the following 3 options:

1. receive the Cash Surrender Value within 5 years of the date of death;

2. receive the death benefit in a lump sum; or

3. apply the death benefit to an Income Plan, with income payments beginning within one year of the date of death. Income payments must be made over the life of the new Contract owner, or a period not to exceed the life expectancy of the new Contract owner.

                            12     PROSPECTUS

Options 2 and 3 above are only available if we receive Due Proof of Death within 180 days of the date of death. We reserve the right to waive the 180 day limit on a non-discriminatory basis. Please refer to your Contract for more details on the above options, including terms that apply to grantor trusts.

If the new Contract owner is a non-natural person (other than a grantor trust), the new Contract owner must elect to receive the death benefit in a lump sum.

If the surviving spouse of the deceased Contract owner is the new Contract owner, then the spouse may elect Options 2 or 3 listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. If there is no Annuitant at that time, the new Annuitant will be the surviving spouse, unless the new Contract owner names a different Annuitant. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within 1 year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply. The single withdrawal amount is in addition to the annual Preferred Withdrawal Amount.

If the Contract owner is not the Annuitant and the Annuitant dies, then the Contract owner has the following 3 options:

1. continue the Contract as if the death had not occurred;

2. receive the death benefit in a lump sum; or

3. apply the death benefit to an Income Plan, which must begin within 1 year of the date of death and must be for a period equal to or less than the life expectancy of the Contract owner.

For Options 1 and 3, the new Annuitant will be the youngest Contract owner unless the Contract owner names a different Annuitant. Options 1 and 3 are not available if the Contract owner is a non-natural person (other than a grantor trust).

Options 2 and 3 above are only available if we receive Due Proof of Death within 180 days of the date of death. We are currently waiving the 180 day limitation but may enforce it in the future. Please refer to your Contract for more details on the above options, including terms that apply to grantor trusts.

PLEASE REFER TO YOUR CONTRACT FOR MORE DETAILS ON THE ABOVE OPTIONS.

MORE INFORMATION
-------------------------------------------------------------------

NORTHBROOK
Northbrook is the issuer of the Contract. Northbrook is a stock life insurance company organized under the laws of the State of Arizona in 1998. Previously, from 1978 to 1998, it was organized under the laws of the State of Illinois.

Northbrook is currently licensed to operate in the District of Columbia, Puerto Rico, and all states except New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our headquarters are located at 3100 Sanders Road, Northbrook, Illinois, 60062.

Northbrook is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws the State of Illinois. All of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Northbrook and Allstate Life entered into a reinsurance agreement effective December 31, 1987. Under the reinsurance agreement, Allstate Life reinsures all of Northbrook's liabilities under the Contracts. The reinsurance agreement provides us with financial backing from Allstate Life. It does not, however, create a direct contractual relationship between Allstate Life and you. In other words, the obligations of Allstate Life under the reinsurance agreement are to Northbrook; Northbrook remains the sole obligor under the Contract to you.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in an A+r rating to Northbrook due to the reinsurance agreement with Allstate Life mentioned above. Standard & Poor's Insurance Ratings Services assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to Northbrook, sharing the same ratings of its parent, Allstate Life. We may from time to time advertise these ratings in our sales literature.

THE CONTRACT
Morgan Stanley DW Inc., located at Two World Trade Center, 74th Floor, New York, NY 10048, serves as principal underwriter of the Contracts. Morgan Stanley DW Inc. is a wholly owned subsidiary of Morgan Stanley Dean Witter & Co. Morgan Stanley DW Inc. is a registered broker-dealer

                            13     PROSPECTUS
under the Securities Exchange Act of 1934, as amended ("Exchange Act") and is a member of the National Association of Securities Dealers. Morgan Stanley DW Inc. is also registered with the Securities and Exchange Commission as an investment adviser.

We may pay broker-dealers up to a maximum sales commission of 8% both upon sale of the Contract and upon renewal of a Guarantee Period. In addition, sale of the Contract may count towards incentive program awards for broker-dealers.

The underwriting agreement with Morgan Stanley DW Inc. provides that we will reimburse Morgan Stanley DW Inc. for any liability to Contract owners arising out of services rendered or Contracts issued.

QUALIFIED PLANS
If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.

LEGAL MATTERS
Foley & Lardner, Washington, D.C., has advised Northbrook on certain federal securities law matters. All matters of state law pertaining to the Contracts, including the validity of the Contracts and Northbrook's right to issue such Contracts under state insurance laws, have been passed upon by Michael J. Velotta, General Counsel of Northbrook.

TAXES
-------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. WE MAKE NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax advisor.

TAXATION OF NORTHBROOK
Northbrook is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code ("Tax Code").

TAXATION OF ANNUITIES IN GENERAL
TAX DEFERRAL. Generally, you are not taxed on increases in the Contract value until a distribution occurs. This rule applies only where the owner is a natural person. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. Contracts will generally be treated as held by a natural person if the nominal owner is a trust that holds the Contract for the benefit of a natural person. Please see a competent tax advisor to discuss other possible exceptions to the nonnatural owner rule.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the Contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income.

If you make a partial withdrawal under a qualified Contract, the portion of the payment that is not taxable is equal to the payment times the ratio of the investment in the contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) to the contract value.

You should contact a competent tax advisor about the potential tax consequences of a Market Value Adjustment, as no definitive guidance exists on the proper tax treatment of Market Value Adjustments. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are taxable only to the extent that distributions exceed contributions. "Qualified distributions" from Roth IRAs are not taxable. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

- made on or after the date the individual attains age 59 1/2;

- made to a beneficiary after the owner's death;

- attributable to the owner being disabled; or

                            14     PROSPECTUS

- for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain qualified contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is treated as a withdrawal of such amount or portion.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. The amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

TAXATION OF ANNUITY DEATH BENEFITS. Death of a Contract owner, or death of the Annuitant if the Contract is owned by a non-natural person, will cause a distribution of death benefits from a Contract. Generally, such amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal; or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as an annuity payment.

IRS REQUIRED DISTRIBUTION AT DEATH RULES. To qualify as an annuity contract for federal income tax purposes, a non-Qualified Contract must provide:

1. if any Contract owner dies on or after the annuity start date, but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the owner's death; and

2. if any Contract owner dies prior to the annuity start date, the entire interest in the Contract must be distributed within 5 years after the date of the owner's death.

The 5-year requirement is satisfied if:

- any portion of the Contract owner's interest which is payable to a designated beneficiary is distributed over the life of such beneficiary (or over a period not extending beyond the life expectancy of the beneficiary); and

- the distributions begin within 1 year of the Contract owner's death.

If the Contract owner's designated beneficiary is a surviving spouse, the Contract may be continued with the surviving spouse as the new owner. If the owner of the Contract is a non-natural person, the Annuitant is treated as the owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person is treated as the death of the Contract owner.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

- made on or after the date the owner attains age 59 1/2;

- made as a result of the owner's death or disability;

- made in substantially equal periodic payments over the owner's life or life expectancy;

- made under an immediate annuity; or

- attributable to investment in the contract before August 14, 1982.

You should consult a competent tax advisor to determine if any other exceptions to the penalty apply to your situation. Similar exceptions may apply to distributions from Qualified Contracts.

AGGREGATION OF ANNUITY CONTRACTS. All non-qualified deferred annuity contracts issued by Northbrook (or its affiliates) to the same owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

TAX QUALIFIED CONTRACTS
The Contract may be used with several types of qualified plans. The income on a qualified plan and IRA investments is tax deferred and annuities held by such plans do not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity in a qualified plan or IRA. Northbrook reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed below. The tax rules applicable to participants in qualified plans vary according to the type of plan and the terms and conditions of the plan. Qualified plan participants, and Contract owners, Annuitants and Beneficiaries under the Contract may be subject to the terms and conditions of the qualified plan regardless of the terms of the Contract.

                            15     PROSPECTUS

TYPES OF QUALIFIED PLANS
IRAS. Section 408 of the Code permits eligible individuals to contribute to an individual retirement plan known as an IRA. IRAs are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an IRA. An IRA generally may not provide life insurance, but it may provide a death benefit that equals the greater of the premiums paid or the Contract value. The Contract provides a death benefit that in certain situations, may exceed the greater of the payments or the contract value. If the IRS treats the death benefit as violating the prohibition on investment in life insurance contracts, the Contract would not qualify as an IRA.

ROTH IRAS. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement plan known as a Roth IRA. Roth IRAs are subject to limitations on the amount that can be contributed. In certain instances, distributions from Roth IRAs are excluded from gross income. Subject to certain limits, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth IRA. The taxable portion of a conversion or rollover distribution is included in gross income, but is exempt from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows employers to establish simplified employee pension plans for their employees using the employees' IRAs if certain criteria are met. Under these plans the employer may, within limits, make deductible contributions on behalf of the employees to their individual retirement annuities. Employers intending to use the contract in connection with such plans should seek competent advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and 401(k) of the Tax Code allow employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an employee's IRA to hold the assets, or as a
Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TAX SHELTERED ANNUITIES. Section 403(b) of the Tax Code permits public school employees and employees of certain types of tax-exempt organizations (specified in Section 501(c)(3) of the Code) to have their employers purchase Contracts for them. Subject to certain limitations, a Section 403(b) plan allows an employer to exclude the purchase payments from the employees' gross income. A Contract used for a Section 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only:

1. on or after the date the employee:

- attains age 59 1/2;

- separates from service;

- dies; or

- becomes disabled; or

2. on account of hardship (earnings on salary reduction contributions may not be distributed for hardship).

These limitations do not apply to withdrawals where Northbrook is directed to transfer some or all of the Contract Value to another 403(b) plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a) and 403(a) of the Tax Code permit corporate employers to establish various types of tax favored retirement plans for employees. The Tax Code permits self-employed individuals to establish tax favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of Contracts to provide benefits under the plans.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current income taxes. The employees must be participants in an eligible deferred compensation plan. Employees with Contracts under the plan are considered general creditors of the employer. The employer, as owner of the Contract, has the sole right to the proceeds of the Contract. Under these plans, contributions made for the benefit of the employees will not be taxable to the employees until distributed from the plan. However, all compensation deferred under a 457 plan must remain the sole property of the employer. As property of the employer, the assets of the plan are subject only to the claims of the employer's general creditors, until such time as the assets become available to the employee or a beneficiary.

INCOME TAX WITHHOLDING
Northbrook is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

- required minimum distributions;

- a series of substantially equal periodic payments made over a period of at least 10 years; or

                            16     PROSPECTUS

- over the life (joint lives) of the participant (and beneficiary).

Northbrook may be required to withhold federal and state income taxes on any distributions from non-Qualified Contracts, or Qualified Contracts that are not eligible rollover distributions, unless you notify us of your election to not have taxes withheld.

EXPERTS
-------------------------------------------------------------------

The financial statements and the related financial statement schedule incorporated in this prospectus by reference from Northbrook's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


ANNUAL REPORTS AND OTHER DOCUMENTS
-------------------------------------------------------------------

NORTHBROOK'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 ("FORM 10-K ANNUAL REPORT") IS INCORPORATED HEREIN BY REFERENCE, WHICH MEANS THAT IT IS LEGALLY A PART OF THIS PROSPECTUS.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000716791. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of the SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents) , please write or call us at 300 N. Milwaukee Ave., Vernon Hills, Illinois 60061 (telephone: 1-800-654-2397).

ANNUAL STATEMENTS
At least once a year prior to the Payout Start Date, we will send you a statement containing information about your Contract Value. For more information, please contact your Morgan Stanley Dean Witter Financial Advisor or call our customer support unit at 1-800-654-2397.

                            17     PROSPECTUS

APPENDIX A
MARKET VALUE ADJUSTMENT
-------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I    =    the interest crediting rate for that Sub-Account's Guarantee
          Period;

N    =    the number of complete days from the date we receive the
          withdrawal request to the end of the Sub-Account's Guarantee
          Period; and

J    =    the current interest crediting rate for new Contracts
          offered for a Guarantee Period of length N on the date we
          receive the withdrawal request.

If we are not currently offering a Guarantee Period of length N, we will determine J by linear interpolation (weighted average) between the current interest rates for the next higher and lower integral years. If N is less than or equal to 365 days, J will be the rate for a Guarantee Period of 365 days duration.

The Market Value Adjustment factor is determined from the following formula:

                             .9 X (I - J) X (N/365)

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount withdrawn (in excess of the Preferred Withdrawal Amount), or applied to an Income Plan, from a Guarantee Period, other than amounts withdrawn or applied from a renewal Guarantee Period during the first 30 days thereof. The Market Value Adjustment may also be applied in computing the amount of the death benefit.

EXAMPLES OF MARKET VALUE ADJUSTMENT
-------------------------------------------------------------------

Purchase Payment:  $10,000 allocated to a Guarantee
                   Period
Guarantee Period:  5 years
Interest Rate:     4.50%
Full Surrender:    End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 1 (ASSUMES DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at End of
Contract Year 3:                                    $10,000.00 X (1.045) to the power of 3 =
                                                    $11,411.66

Step 2. Calculate the Amount in excess of the
Preferred Withdrawal Amount:                        Preferred Withdrawal Amount
                                                    (.10 X 10,000) = $1,000
                                                    Amount in Excess: $11,411.66 - $1,000 = $10,411.66

Step 3. Calculate the Withdrawal Charge:            .06 X $10,411.66 = $624.70

Step 4. Calculate the Market Value Adjustment:      I  =  4.5%
                                                    J  =  4.2%
                                                    N =  730 days
                                                    Market Value Adjustment Factor: .9 X (I - J) X
                                                    N/365
                                                    = .9 X (.045 - .042) X (730/365) = .0054
                                                    Market Value Adjustment = Market Value Adjustment
                                                    Factor X Amount Subject to Market Value
                                                    Adjustment:
                                                    = .0054 X $10,411.66 = $56.22

Step 5. Calculate the amount received by a
Contract owner as a result of full withdrawal at
the end of Contract Year 3:                         $11,411.66 - $624.70 + $56.22 = $10,843.18

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of
Contract Year 3:                                    $10,000.00 X (1.045) to the power of 3 =
                                                    $11,411.66

Step 2. Calculate the Amount in excess of the
Preferred Withdrawal Amount:                        Preferred Withdrawal Amount
                                                    (.10 X 10,000) = $1,000
                                                    Amount in Excess: $11,411.66 - 1,000 = $10,411.66

Step 3. Calculate the Withdrawal Charge:            .06 X $10,411.66 = $624.70

Step 4. Calculate the Market Value Adjustment:      I  =  4.5%
                                                    J  =  4.8%
                                                    N =  730 days
                                                    Market Value Adjustment Factor: .9 X (I - J) X
                                                    N/365
                                                    = .9 X (.045 - .048) X (730/365) = -.0054
                                                    Market Value Adjustment = Market Value Adjustment
                                                    Factor X Amount Subject to Market Value Adjustment
                                                    = -.0054 X $10,411.66 = -$56.22

Step 5. Calculate the amount received by a
Contract owner as a result of full withdrawal at
the end of Contract Year 3:                         $11,411.66 - $624.70 - $56.22 = $10,730.74

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                      A-4




                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Northbrook Life Insurance Company ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.        Description

(1) Form of Underwriting Agreement (Incorporated herein by reference to Post-Effective Amendment No. 13 to the Form N-4 Registration Statement of Northbrook Variable Annuity Account II of Northbrook Life Insurance Company (File No. 33-35412) dated December 31, 1996.)

(2)  None

(4) Form of Northbrook Life Insurance Company Flexible Premium Deferred Annuity Certificate and Application (Previously filed in Post-Effective Amendment No. 3 to this Registration Statement (File No. 033-84480) dated April 1, 1997.)

(5)(a) Opinion and Consent of General Counsel re: Legality (Previously filed in Post-Effective Amendment No. 3 to this Registration Statement (File No. 033-84480) dated April 1, 1997.)

(5)(b) Opinion and Consent of General Counsel re: Legality (Previously filed in Post- Effective Amendment No. 5 to this Registration Statement (File No. 033- 84480) dated April 29, 1999.)

(8)  None

(11) None

(12) None

(15) None

(23)(a) Independent Auditors' Consent

(23)(b) Consent of Foley & Lardner

(24) (a) Powers of Attorney for Thomas J. Wilson, II, Michael J. Velotta, and Samuel H. Pilch. (Previously filed in Post-Effective Amendment No. 6 to Form S-3 (File No. 033-84480) on April 5, 2000.)

(24) (b) Powers of Attorney for Margaret G. Dyer, Marla G. Friedman, John C. Lounds, J. Kevin McCarthy, and Steven L. Verney, filed herewith.

(25) None

(26) None

(27) Not applicable

(99) Form  of   Resolution   of  Board  of   Directors   (Previously   filed  in
     Post-Effective Amendment No. 3 to this Registration Statement (File No. 033-84480) dated April 1, 1997.


ITEM 17.     UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof ) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, Northbrook Life Insurance Company, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Northfield, State of Illinois on the day of April 9, 2001.


                        NORTHBROOK LIFE INSURANCE COMPANY
                                  (REGISTRANT)


                         By:/s/ MICHAEL J. VELOTTA
                         ---------------------------------
                          Michael J. Velotta
                          Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on the day of April 9, 2001.



*/THOMAS J. WILSON, II               President, Chief Executive Officer
----------------------                and Director
Thomas J. Wilson, II                 (Principal Executive Officer)

/s/MICHAEL J. VELOTTA                Vice President, Secretary,
---------------------                General Counsel and Director
Michael J. Velotta

**/STEVEN C. VERNEY                   Vice President and Director
-------------------                   (Principal Financial Officer)
Steven C. Verney

*/SAMUEL H. PILCH                     Vice President and Controller
------------------                     (Principal Accounting Officer)
Samuel H. Pilch

**/MARGARET G. DYER                   Director
------------------
Margaret G. Dyer

**/MARLA G. FRIEDMAN                  Vice President and Director
-------------------
Marla G. Friedman

**/JOHN C. LOUNDS                     Director
------------------
John C. Lounds

**/J. KEVIN MC CARTHY                 Director
--------------------
J. Kevin McCarthy





*/ By Michael J. Velotta, pursuant to Powers of Attorney previously filed. **/By Michael J. Velotta, pursuant to Powers of Attorney filed herewith.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.        Description

23(a)              Independent Auditors' Consent
23(b)              Consent of Foley & Lardner
24(b)              Powers of Attorney for Margaret G. Dyer, Marla G. Friedman,
                   John C. Lounds, J. Kevin McCarthy and Steven L. Verney